SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM 8-K


                               CURRENT REPORT


                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934


             Date of Report (Date of earliest event reported):
                                May 6, 1999


                       NEWPORT NEWS SHIPBUILDING INC.
           (Exact name of registrant as specified in its charter)



       Delaware                   1-12385                 74-1541566
(State or other jurisdiction    (Commission             (I.R.S. Employer
   of incorporation)            File Number)           Identification No.)



               4101 Washington Avenue, Newport News, VA 23607
            (Address of principal executive offices) (zip code)


                               (757) 380-2000
            (Registrant's telephone number, including area code)


                               Not Applicable
       (Former name or former address, if changed since last report)

Item 5. Other Events

          Newport News Shipbuilding Inc. ("Newport News") reported on May 6, 1999 that Litton Industries, Inc. ("Litton Industries") submitted an unsolicitated proposal to merge with Newport News in a tax-free, stock-for-stock merger in which each Newport News common share would be converted into .55 Litton shares. Newport News also reported that it was simultaneously provided by Litton Industries with a copy of an independent proposal made by Litton Industries to acquire Avondale Industries, Inc. ("Avondale") in an all cash transaction of $38.00 per common share. Neither Litton Industries' offer to Newport News nor its offer to Avondale is conditioned upon acceptance or rejection of the other.

          On January 19, 1999, Newport News announced an agreement for an all stock merger with Avondale, in which Avondale shareholders would receive Newport News stock. This proposed merger has received antitrust clearance from the Department of Justice.

          The Newport News board of directors has authorized preliminary discussions with Litton Industries in order to fully evaluate the terms of Litton Industries' offer. The Newport News board of directors has not made any determination as to the adequacy of Litton Industries' present proposal and there can be no assurance that any transaction proposed by Litton Industries will be acceptable to the Newport News board of directors.



Item 7. Financial Statements and Exhibits

(c) Exhibits

      Exhibit  99.1   Press Release

      Exhibit 99.2 Letter from Litton Industries dated May 5, 1999, to Newport News

      Exhibit  99.3   Letter from Litton Industries dated May 5, 1999, to
                      Avondale



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


                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   NEWPORT NEWS SHIPBUILDING INC.


Date: May 10, 1999                 By: /s/ Stephen B. Clarkson
                                       --------------------------------
                                       Name:  Stephen B. Clarkson
                                       Title: Vice President,
                                                General Counsel and
                                                Secretary





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


                               Exhibit Index


                                                          Sequential Page
Exhibit No.            Description of Exhibit                  Number

Exhibit  99.1     Press Release                                    5

Exhibit  99.2     Letter from Litton Industries dated May 5,
                  1999, to Newport News                            6

Exhibit  99.3     Letter from Litton Industries dated May 5,
                  1999, to Avondale                                9

                                                                   EX.-99.1
                                                              PRESS RELEASE


                                                               NEWS RELEASE
---------------------------------------------------------------------------

CONTACTS:               Investors:                         Media:
                        Dave Anderson                      George Sard
                        (757) 380-7600                     Paul Verbinnen
                                                           (212) 687-8080


               NEWPORT NEWS ANNOUNCES RECEIPT OF UNSOLICITED
                MERGER PROPOSAL FROM LITTON INDUSTRIES, INC.


     NEWPORT NEWS, VA, - May 6, 1999 - Newport News Shipbuilding (NYSE:NNS) announced today that Litton Industries, Inc. has submitted an unsolicited proposal to merge with Newport News Shipbuilding in a tax-free, stock-for-stock merger in which each Newport News Shipbuilding common share would be converted into .55 Litton shares. Newport News Shipbuilding also stated that it has simultaneously been provided by Litton with a copy of an independent proposal made by Litton to acquire Avondale Industries in an all-cash transaction of $38.00 per common share. Neither Litton's offer to Newport News Shipbuilding nor its offer to Avondale Industries is conditioned upon acceptance or rejection of the other.

     Newport News Shipbuilding previously announced an agreement for an all-stock merger with Avondale, in which Avondale shareholders would receive Newport News stock. This proposed merger has received antitrust clearance from the Department of Justice.

     "Our board is fully committed to acting in the best interest of Newport News shareholders," said William P. Fricks, Chairman and Chief Executive Officer of Newport News Shipbuilding. "Accordingly, our board has authorized preliminary discussions with Litton Industries in order to fully evaluate the terms of the offer. I want to emphasize, however, that our board has not made any determination as to the adequacy of Litton's present proposal and there can be no assurance that any transaction proposed by Litton will be acceptable to our board."

     Newport News Shipbuilding designs and constructs nuclear powered aircraft carriers and submarines for the U.S. Navy and provides life cycle maintenance services for ships in the Navy fleet. The company employs 18,000 people and has annual revenues of approximately $1.8 billion.

                                                                   EX.-99.2
                                              LITTON LETTER TO NEWPORT NEWS

Litton
---------------------------------------------------------------------------
Corporate                                        Litton Industries, Inc.
                                                 21240 Burbank Boulevard
                                                 Woodland Hills, California
                                                 01367-6675

                                                 Tel:  818 598-5955
                                                 Fax:  818 598-3313
                                                 brownm@littoncorp.com

                                                 Michael R. Brown
                                                 Chairman and
                                                 Chief Executive Officer


May 5, 1999



Mr. William P. Fricks
Chairman and Chief Executive Officer
Newport News Shipbuilding
4101 Washington Avenue
Newport News, VA 23607

Dear Bill:

With the approval of the Litton Industries, Inc. Board of Directors, I am writing on behalf of Litton Industries, Inc. to offer you an exceptional opportunity to create value for your shareholders, employees and customers.

Given the changes that have occurred in the competitive environment of the shipbuilding industry over the past decade, it has become apparent to us that a combination of Litton Industries, Inc.'s Ingalls Shipbuilding business with that of Newport News Shipbuilding would make a great deal of sense. Indeed, we have from time to time discussed with you the possibility of a combination of Newport News Shipbuilding and Ingalls Shipbuilding and have generally agreed that the combination would create significant value.

Therefore, I am pleased to propose a tax-free, stock-for-stock merger of Newport News Shipbuilding and Litton Industries, Inc., to be accounted for as a pooling of interests, in which each Newport News Shipbuilding common share would be converted into 0.55 Litton Industries, Inc. shares. This would provide a value of $35.50 for each Newport News Shipbuilding share, based on yesterday's Litton Industries, Inc. share price, representing a 32% premium to Newport News Shipbuilding's closing share price as of today.

The transaction we propose would create a world-class leader in shipbuilding and would provide Newport News Shipbuilding shareholders an opportunity to participate in that leadership at a substantial premium and on a tax-free basis.

The U.S. Navy and our other customers would benefit from this combination and your employees would join a powerful new team. Our Ingalls Shipbuilding business has many strengths in the construction of complex warships, commercial vessels and ship repair, maintenance and overhaul.

We further believe that an expanded Ingalls Shipbuilding/Avondale Industries, Inc./Newport News Shipbuilding combination would represent the most logical response to the challenging environment we are all facing now and will likely face for the foreseeable future. This combination would create a strong, full-service U.S. shipbuilder with the scale and scope to compete for all shipbuilding programs. It also would create efficiencies and synergies that will benefit all of our constituencies. Accordingly, Litton Industries, Inc. today has independently proposed to combine with Avondale Industries, Inc. in an all-cash transaction. Neither our proposal to you nor our proposal to Avondale Industries, Inc. is conditioned upon the acceptance of our proposal to the other. For your convenience, a copy of our proposal to Avondale Industries, Inc. is enclosed.

The key to any successful business combination is the people involved and the successful integration of their skills. We have an excellent relationship with Ingalls Shipbuilding's employees, and are confident that we would be able to gain the long-term support of Newport News Shipbuilding's employees. Litton Industries, Inc. has been a leading shipbuilder for more than 30 years, and we know that much of our success is rooted in our commitment to the communities in which we operate. We've worked hard to be good corporate citizens and responsible community members, and we're committed to continuing that tradition with the Newport News Shipbuilding and Avondale Industries, Inc. families.

I also have great respect for Newport News Shipbuilding's management team, having worked closely with them in the past. I contemplate that Newport News Shipbuilding's team would remain largely intact in the transaction and that Newport News Shipbuilding personnel would be well represented in the senior management ranks of the combined shipbuilding businesses. I have given a similar indication concerning management participation to Avondale Industries, Inc., should Avondale Industries, Inc. accept our offer.

Bill, I recognize that your contributions to Newport News Shipbuilding have been an essential factor in its success. I believe it is important to the success of the combined enterprise that following the transaction you will agree to become a senior officer of Litton Industries, Inc.

Given the compelling logic of what we are proposing and the clear superiority of our offers to the proposed merger between Newport News Shipbuilding and Avondale Industries, Inc., we would like to meet with you and your advisors as soon as possible to finalize a definitive agreement (comparable to your existing agreement with Avondale Industries, Inc.) between our companies while conducting due diligence. We are advised by our legal advisors that there are no significant antitrust or other issues associated with a combination of our companies,

Sincerely,



Michael R. Brown

cc:      Board of Directors
         Newport News Shipbuilding

                                                                   EX.-99.3
                                                  LITTON LETTER TO AVONDALE


Litton
---------------------------------------------------------------------------
Corporate                                        Litton Industries, Inc.
                                                 21240 Burbank Boulevard
                                                 Woodland Hills, California
                                                 01367-6675

                                                 Tel:  818 598-5955
                                                 Fax:  818 598-3313
                                                 brownm@littoncorp.com

                                                 Michael R. Brown
                                                 Chairman and
                                                 Chief Executive Officer


May 5, 1999



Mr. Albert Bossier
Chairman, Chief Executive Officer & President
Avondale Industries, Inc.
5100 River Road
Avondale, LA 70094

Dear Al:

Over the years, Litton Industries, Inc. and Avondale Industries, Inc. have worked together closely and cordially on a number of projects and, as recently as last November and December, have discussed the advantages of combining our two companies. It has always been our mutual conclusion that a strategic relationship would provide exceptional value to our companies, customers and employees and should be pursued. We were disappointed that intervening events have prevented an opportunity to pursue those discussions. However, the logic of a combination has remained and, after intensive review and evaluation of publicly available information, we have concluded that the strategic and financial advantages of combining our two companies are too compelling to ignore.

Accordingly, with the approval of our Board of Directors, we are pleased to propose that Litton Industries, Inc. acquire Avondale Industries, Inc. in an all-cash transaction of $38.00 per common share. This price represents exceptionally attractive value for your shareholders-- specifically, an all-cash offer at an additional premium of 18% over your closing price of today.

In addition to providing substantially greater value to your shareholders than the proposed Newport News Shipbuilding transaction, our proposal represents a particularly attractive opportunity to build a combined enterprise uniquely positioned for continued leadership in the shipbuilding industry. The U.S. Navy and our other customers would benefit from this combination and your employees would join a powerful new team. Our Ingalls Shipbuilding business has many strengths in the construction of complex warships, commercial vessels and ship repair, maintenance and overhaul. Avondale Industries, Inc. has complementary strengths in these areas, plus recent commercial shipbuilding experience. Supported by Litton Industries, Inc.'s financial resources and advanced technology, the combined entity will be a formidable competitor, well positioned to achieve considerable cost savings, to compete aggressively and effectively and to provide superior service to our customers. We believe that the combined company would be better suited than the Avondale Industries, Inc./Newport News Shipbuilding combination to compete and to thrive in the challenging environment in which we are operating now and will likely face for the foreseeable future.

In addition, while our proposal to you is not conditioned on entering a transaction with Newport News Shipbuilding, we believe that the Avondale Industries, Inc./Litton Industries, Inc. combination would be further strengthened and would offer even more powerful advantages if the shipbuilding business of Litton Industries, Inc., Avondale Industries, Inc. and Newport News Shipbuilding were combined. This combination would create a strong, full-service U.S. shipbuilder with the scale and scope to compete for all shipbuilding programs. It also would create efficiencies and synergies that will benefit all of our constituencies. Therefore, we are also today independently proposing to merge with Newport News Shipbuilding in a stock-for-stock transaction. I enclose a copy of our proposal to Newport News Shipbuilding delivered today.

The key to any successful business combination is the people involved and the successful integration of their skills. We have an excellent relationship with Ingalls Shipbuilding's employees, and are confident that we would be able to gain the long-term support of Avondale Industries, Inc.'s employees. Litton Industries, Inc. has been a leading shipbuilder for more than 30 years, and we know that much of our success is rooted in our commitment to the communities in which we operate. We've worked hard to be good corporate citizens and responsible community members, and we're committed to continuing that tradition with the Avondale Industries, Inc. and Newport News Shipbuilding families.

I also have great respect for Avondale Industries, Inc.'s management team, having worked closely with them in the past. I contemplate that Avondale Industries, Inc.'s team would remain largely intact in the transaction and that

Avondale Industries, Inc. personnel would be well represented in the senior management ranks of the combined shipbuilding business. I have given a similar indication concerning management participation to Newport News Shipbuilding, should Newport News Shipbuilding accept our offer.

Al, I recognize that your efforts have been critical to Avondale
Industries, Inc.'s success. I believe it is important to the success of the combined enterprise that following the transaction you will agree to continue as the chief executive of Avondale Industries, Inc. as well as to become a senior officer of Litton Industries, Inc.

Given the compelling logic of what we are proposing and the clear superiority of our offers to the proposed merger between Newport News Shipbuilding and Avondale Industries, Inc., we would like to meet with you and your advisors as soon as possible to negotiate and finalize a definitive agreement between our companies while conducting confirmatory due diligence. In this regard, we are ready to enter into a merger agreement substantially comparable to the Newport News Shipbuilding agreement. Our proposal is not subject to any financing contingencies, and we are advised by our legal advisors that there are no significant antitrust or other issues associated with a combination of our companies.

Sincerely,



Michael R. Brown

cc:      Board of Directors
         Avondale Industries, Inc.


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